UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 1997

                        MONARCH CASINO & RESORT, INC.
           (Exact name of registrant as specified in its charter)

         Nevada                    0-22088                  88-0300760
    (State or other              (Commission              (IRS Employer
      jurisdiction               File Number)           Identification No.)
    of Incorporation)

                        1175 W. Moana Lane, Suite 200
                             Reno, Nevada  89509
            (Address of principle executive offices and Zip Code)

     Registrant's telephone number, including area code: (702) 825-3355

Item 5.  Other Events.

REFINANCING OF LONG-TERM DEBT. On December 30, 1997, Monarch Casino & Resort, Inc. ("Monarch"), through a wholly-owned subsidiary, Golden Road Motor Inn, Inc. ("Golden Road", and together with Monarch the "Company"), completed the refinancing of its long-term debt through a new $80 million construction and reducing revolving bank credit facility (the "Credit Facility") arranged and underwritten by Wells Fargo Bank, N.A. (the "Agent Bank"). The Credit Facility replaces approximately $33 million in existing long-term debt, and provides additional funds which the Company may use as a source of funding for the next phase of expansion of the Company's Atlantis Casino Resort (the "Atlantis") in Reno, Nevada.

THE CREDIT FACILITY. The Credit Facility is a direct obligation of Golden Road, and is guaranteed by Monarch. The Credit Facility is also guaranteed by John Farahi, Co-Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Monarch and Golden Road and General Manager of the Atlantis; Behrouz Ben Farahi, Co-Chairman of the Board, Chief Financial Officer, Secretary and Treasurer of Monarch and Golden Road; and Bahram (Bob) Farahi, Co-Chairman of the Board and President of Monarch and Golden Road, individually.

Under the terms of the Credit Facility, the Company has until August 1, 1998 to determine whether or not it will proceed with its planned expansion of the Atlantis (the "Expansion Project"). The Company may elect to proceed with the Expansion Project at any time prior to August 1, 1998 by providing the Agent Bank with certain additional information and loan documentation; submitting certain construction plans, schedules and budgets to the Agent Bank for approval; and requesting a construction draw under the Credit Facility. If the Company elects to proceed with the Expansion Project, the maximum available borrowings under the Credit Facility will be $80 million, and once this election is made, additional draws under the Credit Facility may be used only for construction of the Expansion Project until the Expansion Project is completed. Draws for the Expansion Project will be subject to the satisfaction of various conditions typically applicable to construction loans. Following completion of the Expansion Project, the Company may utilize proceeds from the Credit Facility for working capital needs and general corporate purposes relating to the Atlantis and for ongoing capital expenditure requirements at the Atlantis.

Also at any time prior to August 1, 1998, the Company may elect not to construct the Expansion Project by providing an irrevocable written notice to the Agent Bank. The Company will also automatically be deemed to have elected not to construct the Expansion Project if it fails to proceed with the Expansion Project as described above by August 1, 1998. If the Company elects not to proceed with the Expansion Project, the maximum available borrowings under the Credit Facility will be reduced to $37.5 million and the construction provisions of the Credit Facility will be nullified.

At the Company's option, borrowings under the Credit Facility can accrue interest at a rate designated by the Agent Bank as its base rate (the "Base Rate") or at the London Interbank Offered Rate (LIBOR) for one, two, three or six month periods. The rate of interest paid by the Company will include a margin added to either the Base Rate or to LIBOR that is tied to the Company's ratio of funded debt to EBITDA (the "Leverage Ratio"). Depending on the Company's Leverage Ratio, this margin can vary between 0.00 percent and 2.00 percent above the Base Rate, and between 1.50 percent and 3.50 percent above LIBOR.

The maturity date of the Credit Facility is June 30, 2004. If the Company elects to proceed with the Expansion Project, the maximum principal available under the Credit Facility will reduce quarterly (commencing on July 1, 2000) from $80 million by an aggregate of $40 million in increasing increments ranging from $1.5 million to $6 million. If the Company elects not to construct the Expansion Project, the maximum principal available under the Credit Facility will reduce quarterly (commencing on October 1, 1998) from $37.5 million by an aggregate of $19.1 million in increasing increments ranging from $.6 million to $1.0 million. The Company may prepay borrowings under the Credit Facility without penalty (subject to certain charges applicable to the prepayment of LIBOR borrowings prior to the end of the applicable interest period) so long as the amount repaid is at least $200 thousand and a multiple of $10 thousand. Following completion of the Expansion Project, or following an election by the Company not to construct the Expansion Project, amounts prepaid under the Credit Facility may be reborrowed so long as the total borrowings outstanding do not exceed the maximum principal available. The Company may also permanently reduce the maximum principal available under the Credit Facility at any time so long as the amount of such reduction is at least $500 thousand and a multiple of $50 thousand.

The Credit Facility is secured by liens on substantially all of the real and personal property of Golden Road, as well as by the aforementioned guarantees. The Credit Facility contains covenants customary and typical for a facility of this nature, including, but not limited to, covenants requiring the preservation and maintenance of the Company's assets (including provisions requiring that a minimum amount equal to 2 percent of the Company's gaming revenues each year must be expended on capital expenditures at the Atlantis), and covenants restricting the Company's ability to merge, transfer ownership of Golden Road, incur additional indebtedness, encumber assets, and make certain investments. The Credit Facility also contains covenants requiring the Company to maintain certain financial ratios, and provisions restricting transfers between Golden Road and Monarch and between Golden Road and other specified persons. The Credit Facility also contains provisions requiring the achievement of certain financial ratios before the Company can repurchase its common stock or pay or declare dividends.

Following completion of the Expansion Project, or following an election by the Company not to construct the Expansion Project, the Credit Facility also provides for Wells Fargo Bank to make certain swingline loans to the Company generally to provide short-term financing pending the funding of a draw by the Lenders under the Credit Facility. Such swingline loans will accrue interest at the Base Rate in the same manner as other borrowings under the Credit Facility.

The Company paid various fees and other loan costs upon the closing of the Credit facility that will be amortized over the term of the Credit Facility. Following completion of the Expansion Project, or following an election by the Company not to construct the Expansion Project, the Company will be required to pay a fee equal to three eighths of one percent per annum on the average unused portion of the Credit Facility.

The Company's previous bank loan facility was terminated prior to maturity in connection with the closing of the Credit Facility. As a result, the Company will incur an extraordinary pre-tax non-cash charge of approximately $280 thousand during the 1997 fourth quarter to reflect the accelerated write-off of unamortized deferred financing costs.


Item 7.  Financial Statements and Exhibits

     (a) and (b)  Financial Statements and Pro Forma Financial Information.

          None

     (c)  Exhibits

          Exhibit
           Number       Description
          -------       -----------
           10.01        Construction and Reducing Revolving Credit Agreement,
                        dated as of December 29, 1998, among Golden Road
                        Motor Inn, Inc. as Borrower, Monarch Casino & Resort,
                        Inc., John Farahi, Bahram Farahi, and Behrouz Farahi as guarantors, the Lenders as defined therein, and Wells Fargo Bank as administrative and collateral
                        Agent for the Lenders and Swingline Lender.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MONARCH CASINO & RESORT, INC.
                                               (Registrant)



Date:  January 14, 1998                By: /s/ Ben Farahi
                                       Ben Farahi
                                       Co-Chairman of the Board,
                                       Chief Financial Officer
                                       Secretary and Treasurer

                                EXHIBIT INDEX


Exhibit
Number   Description                                       Method of Filing
-----------------------------------------------------------------------------

10.01    Construction and Reducing Revolving               Filed
         Credit Agreement, dated as of December            electronically
         29, 1998, among Golden Road Motor Inn,            herewith
         Inc. as Borrower, Monarch Casino & Resort,
         Inc., John Farahi, Bahram Farahi, and
         Behrouz Farahi as guarantors, the Lenders as defined therein, and Wells Fargo Bank as administrative and collateral Agent for the Lenders and Swingline Lender.